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                                                                       EXHIBIT 5

OPINION OF COUNSEL

November 30, 1998


ACT Teleconferencing, Inc.
Suite 130
1658 Cole Boulevard
Golden, Colorado 80401

Ladies and Gentlemen:

     You have requested our opinion as counsel for ACT Teleconferencing, Inc. (the "Company"), a Colorado corporation, in connection with Amendment No. 4 to the Registration Statement under the Securities Act of 1933 (the "Securities Act"), as amended, and the rules and regulations promulgated under the Securities Act, for the Company's offering of 71,249 Shares of Common Stock, no par value (the "Shares"), 71,249 Warrants ("Warrants") for the purchase of 71,249 shares of Common Stock (the "Warrant Shares"), and the Warrant Shares. The Shares and Warrants comprise 71,249 Unit Purchase Options issued to Tuschner & Company, Inc. as part of its compensation for investment banking services in connection with the Company's initial public offering in 1996.

     We have examined the Company's Post-Effective Amendment No. 4 to its Registration Statement on Form SB-2 to be filed with the SEC on or about December 3, 1998 (the "Registration Statement"). We have also examined the Amended and Restated Articles of Incorporation of the Company, as on file with the Secretary of State of the State of Colorado, the Amended and Restated Bylaws and the minute book of the Company, various exhibits filed in connection with the Registration Statement, and such other documents as we have deemed necessary in order to provide a basis for the opinion expressed in this Opinion. We have also consulted with officers and directors of the Company to clarify, confirm, or supplement the foregoing documentation.

     Based on the foregoing, it is our opinion that all of the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Shares, the Warrants, and the Warrant Shares; and, when sold and issued as the Registration Statement contemplates, the Shares, Warrants, and Warrant Shares will be legally and validly issued and outstanding and the Shares and Warrant Shares will be fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and consent to the use of our name under the caption "Legal Matters" in the prospectus.

                                   Very truly yours,

                                   /s/ Faegre & Benson LLP

                                   Faegre & Benson LLP